Exhibit 99.1


              ScanSoft Announces First Quarter Results;
 Growing Demand for Network, Dictation and Embedded Speech Solutions
                 Produces Revenue Above Expectations

    PEABODY, Mass.--(BUSINESS WIRE)--May 10, 2004--ScanSoft, Inc. (Nasdaq: SSFT), the global leader of speech and imaging solutions, today announced financial results for the first quarter ended March 31, 2004.
    ScanSoft reported first quarter 2004 revenue of $42.8 million, a 54 percent increase over first quarter 2003 revenue of $27.8 million. Net income before amortization of acquisition-related intangible assets, restructuring charges and non-cash stock compensation was $1.8 million, or $0.02 per diluted share, compared with $2.8 million, or $0.04 per diluted share for the first quarter of 2003. After including amortization of acquisition-related intangible assets, restructuring charges and non-cash stock compensation, ScanSoft reported a first quarter 2004 net loss of $2.8 million, or $0.03 per basic share, compared with a net loss of $0.2 million, or breakeven per basic share, in the first quarter of 2003.
    "The company is off to a strong start in 2004 as we experienced increased demand in all of our speech segments and rapid growth internationally," said Paul Ricci, chairman and CEO of ScanSoft. "We are especially pleased with the growing demand from enterprise and telecommunications customers in our SpeechWorks division. We had strong performance for dictation in healthcare and record revenue in embedded speech. The company also enjoyed the continued benefits from recent launches of PDF Converter and OmniPage 14."
    In addition, the company today disclosed that it saw increased royalty contributions from its speech partners, for the second sequential quarter, through the deployment of solutions in enterprise and telecommunications customers worldwide. In the first quarter, revenue contributions from partners and bookings for solutions services were each at record levels - strong indicators, the company believes, of growing demand for its speech applications and services. Bookings in the first quarter included Cox Communications, Nike, Dell and the Internal Revenue Service, as well as new contracts with a major North American wireless carrier with an expected valued this year in excess of $3 million and a Canadian leader in the travel industry with an expected value this year in excess of $1.7 million.
    "Now two full quarters into the merger, we believe our results confirm the benefits of the SpeechWorks acquisition," Ricci said. "Our continued market share achievements across all segments of our speech business validates a sustained focus on and investment in our partner relationships, and our commitment to being the most partner-friendly speech solutions provider in the industry."
    Frost & Sullivan, a leading industry research firm recognized the SpeechWorks Division of ScanSoft as the clear market share leader in the North American telephony-based speech technology and solutions market. The company far exceeded its competitors for market share in speech technology licenses and professional services (see today's announcement, "Frost & Sullivan Names ScanSoft Market Share Leader in North America Telephony Speech Market").

    Other first quarter highlights include:

    -- Strong Growth in Embedded Solutions: In the first quarter, embedded revenue grew considerably, as an increasing number of ScanSoft-powered solutions were brought to mass market, resulting in strong royalties. In addition, ScanSoft continued to secure key contracts in core automotive and navigation customers such as Pioneer, Denso, Navigon and Voice-Insight, while the company gained momentum in handheld devices with customers such as ReignCom and Microsoft.

    -- Record Revenue for Dictation Applications: The company experienced record revenue worldwide from Dragon Naturally Speaking and its other dictation applications, through channel and value-added reseller partners, especially within healthcare organizations.

    -- Continued Performance from 2003 Product Launches: OmniPage 14 and PDF Converter sustained momentum from recent launches. Imaging products performed well in all channels, with OEM partners such as Xerox, Kyocera Mita and Konica Minolta expanding their distribution of ScanSoft's scan-to-desktop applications into corporate environments.

    -- Streamlined Organization: ScanSoft aligned the organization along two divisions - SpeechWorks Solutions and ScanSoft Productivity Applications - focusing global resources on high-growth markets and providing a platform to aggressively pursue targeted opportunities and manage resources more efficiently. The company named John Shagoury and Steve Chambers as division presidents for Productivity Applications and SpeechWorks Solutions, respectively.

    -- Warburg Pincus Strategic Investment: Warburg Pincus, a leading private equity firm, purchased all outstanding shares previously held by Xerox Corporation for approximately $80 million. Warburg Pincus is widely recognized for bringing companies to new levels of achievement and value, as evidenced by its portfolio of enterprise software companies. William Janeway, a vice chairman at Warburg Pincus, has joined ScanSoft's board of directors.

    "With our strong performance and momentum heading into the second quarter, we are confident that with the alignment, strength and focus of our organization, we are well positioned for continued growth," Ricci continued. "We remain committed to expense controls and synergy targets from the merger, and we believe that we are on course to generate additional efficiencies in our operating model throughout the year."

    Investor Call

    In conjunction with this announcement, ScanSoft management will conduct a Webcast and conference call on Monday, May 10 at 8:30 a.m. ET. Those who wish to listen to the live broadcast should visit the Investor Relations section of the company's Web site at www.scansoft.com at least 15 minutes prior to the event and follow the instructions provided to assure that the necessary audio applications are downloaded and installed.
    The conference call can be heard live by dialing (800) 539-9343 or
(706) 643-0195 and refer to the conference name ScanSoft, five minutes prior to the call. A replay of the call will be available within 24 hours of the announcement. To access the replay, dial (800) 642-1687 or (706) 645-9291 and enter conference number 7053499.

    About ScanSoft, Inc.

    ScanSoft, Inc. (Nasdaq: SSFT) is the global leader of speech and imaging solutions that are used to automate a wide range of manual processes - saving time, increasing worker productivity and improving customer service. For more information regarding ScanSoft products and technologies, please visit www.scansoft.com.

    Trademark reference: ScanSoft, the ScanSoft logo, SpeechWorks, Dragon NaturallySpeaking, OmniPage Pro, RealSpeak, and PaperPort are registered trademarks or trademarks of ScanSoft, Inc. in the United States and other countries. All other company or product names mentioned may be the trademarks of their respective owners.

    This press release contains certain "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements relating to: future demand for, performance of, and opportunities for growth in ScanSoft's speech solutions and productivity applications; future revenue contributions from relationships with ScanSoft's partners; the future value of existing contracts; potential efficiencies and operational benefits from ScanSoft's organizational realignment; potential benefits from the strategic investment in ScanSoft by Warburg Pincus; potential synergies from, the acquisition of SpeechWorks; the continued strength of existing products, services and relationships as well as the introduction of new products, services and relationships; the market for ScanSoft's products; ScanSoft's strategic and operational plan; and future prospects regarding international operations. Such statements are based on current expectations that are subject to a number of risks and uncertainties, and actual results may differ materially. These risks and uncertainties include, without limitation, the following: fluctuations in demand for ScanSoft's existing and future products; the possible loss of, or a significant curtailment of, purchases by any one or more of ScanSoft's principal customers; ScanSoft's dependence on OEM customers; ScanSoft's reliance on a small number of distribution and fulfillment partners; difficulties with integrating product plans and operations of acquired businesses and the accounting effects of such acquisitions on ScanSoft's operating results; economic conditions in the United States and abroad; ScanSoft's ability to control and successfully manage its expenses, inventory and cash position; the effects of competition, including pricing pressure; possible defects in products and technologies; the ability of ScanSoft's two largest stockholders, one of which is Warburg Pincus, to influence matters requiring stockholder approval; and the potential volatility in ScanSoft's stock price. A detailed discussion of these and other risks and uncertainties that could cause actual results and events to differ materially from such forward-looking statements is included in ScanSoft's filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal year ended December 31, 2003. ScanSoft undertakes no obligation to update forward-looking statements to reflect events or circumstances occurring after the date of this document.


                            ScanSoft, Inc.
     Supplemental Condensed Consolidated Statements of Operations
      Excluding amortization of intangible assets, non-cash stock compensation and restructuring charges
                 (in 000's, except per share amounts)
                               Unaudited


                                         Three months ended
                                              March 31,
                                     ------------------------
                                          2004          2003
                                     ----------  ------------

Product licenses                       $30,856       $25,508
Professional services                   10,008         1,008
Related parties                          1,912         1,320
                                     ----------  ------------
    Total revenue                       42,776        27,836

Costs and expenses:
Cost of product licenses                 3,476         3,270
Cost of professional services            6,726         1,032
Research and development                 9,218         7,177
Selling, general and administrative     21,715        13,235
                                     ----------  ------------

Total costs and expenses                41,135        24,714
                                     ----------  ------------

Income from operations                   1,641         3,122

Other income (expense), net                449            22
                                     ----------  ------------

Income before income taxes               2,090         3,144

Provision for income taxes                 299           345
                                     ----------  ------------

Net income                              $1,791        $2,799
                                     ==========  ============

Net income per share:  basic             $0.02         $0.04
                                     ==========  ============

Net income per share:  diluted           $0.02         $0.04
                                     ==========  ============

Weighted average common shares:
 basic                                 106,409        67,689
                                     ==========  ============

Weighted average common and
 common equivalent shares:  diluted    116,983        77,220
                                     ==========  ============



                            ScanSoft, Inc.
            Condensed Consolidated Statements of Operations
      Including amortization of intangible assets, non-cash stock compensation and restructuring charges
                 (in 000's, except per share amounts)
                               Unaudited


                                         Three months ended
                                              March 31,
                                     ------------------------
                                           2004         2003
                                     ------------------------

Product licenses                        $30,856      $25,508
Professional services                    10,008        1,008
Related parties                           1,912        1,320
                                     ------------------------
    Total revenue                        42,776       27,836

Costs and expenses:
Cost of product licenses                  3,476        3,270
Cost of professional services             6,726        1,032
Cost of revenue from amortization of
 intangible assets                        2,816        2,057
Research and development                  9,218        7,177
Selling, general and administrative      21,715       13,235
Stock based compensation                    319           26
Amortization of other intangible
 assets                                     668          361
Restructuring and other charges             801          529
                                     ------------------------

Total costs and expenses                 45,739       27,687
                                     ------------------------

Income (loss) from operations            (2,963)         149

Other income (expense), net                 449           22
                                     ------------------------

Income (loss) before income taxes        (2,514)         171

Provision for income taxes                  299          345
                                     ------------------------

Net loss                                $(2,813)       $(174)
                                     ========================

Net loss per share:  basic               $(0.03)      $(0.00)
                                     ========================
Net loss per share:  diluted             $(0.03)      $(0.00)
                                     ========================

Weighted average common shares:
 basic                                  102,847       64,127
                                     ========================
Weighted average common shares:
 diluted                                102,847       64,127
                                     ========================



                            ScanSoft, Inc.
                 Condensed Consolidated Balance Sheet
                      (Unaudited, in thousands)


Assets                                                March   December
                                                   31, 2004   31, 2003
                                                   --------- ---------
Current assets:
       Cash and cash equivalents                    $50,130   $42,584
       Accounts receivable, net                      32,643    40,271
       Receivable from related party                  1,474     2,133
       Prepaid expenses and other current assets      8,012     9,691
                                                   --------- ---------
             Total current assets                    92,259    94,679

Goodwill, net                                       243,508   243,266
Other intangible assets, net                         50,263    54,286
Property and equipment, net                           6,740     6,977
Other assets                                          3,701     2,732
                                                   --------- ---------
Total assets                                       $396,471  $401,940
                                                   ========= =========

      Liabilities and stockholders' equity

Current liabilities:
       Short term note payable                         $787      $904
       Accounts payable and accrued expenses         24,931    28,596
       Deferred revenue                              10,341    13,672
       Other current liabilities                      8,561     7,202
                                                   --------- ---------
             Total current liabilities               44,620    50,374
Long term portion of deferred revenue                   245       490
Long term note payable                               27,850    27,859
Other long term liabilities                          18,503    19,991
                                                   --------- ---------
Total liabilities                                    91,218    98,714

Stockholders' equity:                               305,253   303,226
                                                   --------- ---------

Total liabilities and stockholders' equity         $396,471  $401,940
                                                   ========= =========



                            ScanSoft, Inc.
         Reconciliation of Supplemental Financial Information
                 (in 000's, except per share amounts)
                               Unaudited


                                                         Three months
                                                             ended
                                                           March 31,
                                                      ----------------
                                                         2004    2003
                                                      -------- -------
Non-GAAP Financial Measures:

GAAP Gross Margin                                        69.6%   77.1%
Cost of revenue from amortization of intangible
 assets                                                   6.6%    7.4%
                                                      -------- -------
Non-GAAP gross margin                                    76.2%   84.5%
                                                      ======== =======


GAAP net income (loss)                                $(2,813)  $(174)
Cost of revenue from amortization of intangible
 assets                                                 2,816   2,057
Amortization of other intangible assets                   668     361
Restructuring and other charges                           801     529
Stock based compensation                                  319      26

Net income excluding acquisition related
 amortization, non-cash stock compensation and        -------- -------
    restructuring charges                               $1,791  $2,799
                                                      ======== =======


Net income per share, excluding acquisition related
   amortization and restructuring charges:  basic       $0.02   $0.04
                                                      ======== =======

Net income per share, excluding acquisition related
   amortization and restructuring charges:  diluted     $0.02   $0.04
                                                      ======== =======

Shares used in computing net income per share, excluding acquisition related amortization and restructuring charges:

Weighted average common shares:  basic                106,409  67,689
                                                      ======== =======

Weighted average common and
common equivalent shares:  diluted                    116,983  77,220
                                                      ======== =======

    This press release and the reconciliation contained herein disclose certain financial measures that may be considered non-GAAP financial measures because they exclude amortization of acquisition-related intangible assets, restructuring charges and non-cash stock compensation. Generally, a non-GAAP financial measure is a numerical measure of a company's performance, financial position, or cash flows that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with generally accepted accounting principles in the United States. These non-GAAP financial measures are provided to enhance the user's overall understanding of our current financial performance and our prospects for the future. Management believes that these non-GAAP financial measures present a useful measure of our operating performance because they exclude identified non-cash and restructuring charges. Management uses these measures for evaluating historical performance and for forecasting and planning for future periods. These measures, however, should be considered in addition to, and not as a substitute for, or superior to, other measures of financial performance prepared in accordance with generally accepted accounting principles. The non-GAAP measures included in our press release have been reconciled to the nearest GAAP measure.

    CONTACT: ScanSoft, Inc.
             Richard Mack, 978-977-2175
             richard.mack@scansoft.com
             or
             Jonna Schuyler, 978-977-2038
             jonna.schuyler@scansoft.com